Exhibit 99.1

CareDx Reports First Quarter 2021 Results
Strong start to 2021, raising full year guidance

SOUTH SAN FRANCISCO, Calif., May 5, 2021 (GLOBE NEWSWIRE) -- CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the first quarter ended March 31, 2021.
Recent Highlights:
•Achieved total revenue of $67.4 million for the three months ended March 31, 2021, increasing 76% year-over-year
•Total AlloSure and AlloMap patient results provided in the quarter were approximately 33,200, which includes approximately 5,900 AlloSure Heart patient results
•As of March 31, 2021, over 60 U.S.-based transplant centers have adopted an AlloSure Kidney testing protocol, and we now connect more than 20,000 dialysis patients seeking to be referred for transplant with over 30 centers and greater than 500 dialysis centers through Tx Connect
•Completed successful public offering raising approximately $188.7 million in net proceeds, increasing cash, cash equivalents and marketable securities to $374.3 million as of March 31, 2021
“Our record first quarter is a testament to the transplant focused, patient journey driven approach we have taken, as we deliver on our vision on being the leader in the transplant ecosystem,” said Reg Seeto, President and Chief Executive Officer of CareDx. “2021 has started off strong because we continue to lead with innovation with our first and best in class offerings with AlloSure and AlloMap. Our strategy to bring multi-modality innovation and to connect the patient journey is working very well.”
First Quarter 2021 Financial Results
Revenue for the three months ended March 31, 2021 was $67.4 million, an increase of 76% compared with $38.4 million in the first quarter of 2020. Testing services revenue for the first quarter was $59.3 million, compared with $31.4 million in the same period of 2020. Product revenue in the three months ended March 31, 2021 was $5.8 million, compared to $4.7 million in the same period of 2020. Digital and other revenue for the first quarter of 2021 was $2.3 million.
For the first quarter of 2021, net loss was $0.7 million compared to a net loss of $5.8 million in the same period of 2020. Basic and diluted net loss per share was $0.01 in the first quarter of 2021, compared to basic and diluted net loss per share of $0.14 in the first quarter of 2020.
Non-GAAP net income was $7.2 million in the first quarter of 2021 compared to a $0.2 million non-GAAP net income in the first quarter of 2020. Diluted non-GAAP net income per share was $0.14 in the first quarter of 2021, compared to a diluted non-GAAP net income per share of $0.00 in the first quarter of 2020.

Adjusted EBITDA for the first quarter of 2021 was a gain of $7.7 million, compared to an adjusted EBITDA gain of $0.2 million in the first quarter of 2020.
Cash, cash equivalents & marketable securities were $374.3 million as of March 31, 2021. In January, the Company repaid the entire amount of the CMS advance payment of $20.5 million received in April 2020. In January and February, the aggregate net proceeds of cash raised in a public offering were approximately $188.7 million.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2021 Guidance
For the full year 2021, CareDx now expects revenue to be in the range of $270 million to $280 million (previously $255 million to $265 million).
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the Company's fiscal 2021 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by CareDx with the SEC on February 24, 2021, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx's operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Greg Chodaczek
347-620-7010
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Testing services revenue	$59,281	$31,442
Product revenue	5,778	4,695
Digital and other revenue	2,341	2,243
Total revenue	67,400	38,380
Operating expenses:
Cost of testing services	16,483	7,928
Cost of product	3,647	3,199
Cost of digital and other	1,449	1,265
Research and development	16,004	10,013
Sales and marketing	15,452	11,723
General and administrative	15,223	10,003
Total operating expenses	68,258	44,131
Loss from operations	(858)	(5,751)
Other income (expense):
Interest income, net	126	96
Change in estimated fair value of common stock warrant liability	27	(405)
Other expense, net	(245)	(63)
Total other (expense) income	(92)	(372)
Loss before income taxes	(950)	(6,123)
Income tax benefit	263	300
Net loss	$(687)	$(5,823)
Net loss per share:
Basic	$(0.01)	$(0.14)
Diluted	$(0.01)	$(0.14)
Weighted-average shares used to compute net loss per share:
Basic	51,181,160	42,823,427
Diluted	51,181,160	42,823,427

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$309,324	$134,669
Marketable securities	64,963	90,034
Accounts receivable	43,361	34,624
Inventory	13,721	10,012
Prepaid and other current assets	7,332	3,758
Total current assets	438,701	273,097
Property and equipment, net	11,398	10,704
Operating leases right-of-use assets	18,289	15,228
Intangible assets, net	45,457	44,355
Goodwill	26,109	23,857
Restricted cash	269	270
Other assets	1,000	1,000
Total assets	$541,223	$368,511
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,597	$9,653
Accrued compensation	10,495	18,466
Accrued and other liabilities	23,638	20,602
Refund liability - CMS advance payment	—	20,496
Total current liabilities	45,730	69,217
Deferred tax liability	945	1,299
Common stock warrant liability	420	447
Deferred payments for intangible assets	3,640	3,560
Operating lease liability, less current portion	18,462	16,069
Other liabilities	480	240
Total liabilities	69,677	90,832
Commitments and contingencies
Stockholders’ equity:
Common stock	51	49
Additional paid-in capital	828,308	632,253
Accumulated other comprehensive loss	(3,599)	(2,096)
Accumulated deficit	(353,214)	(352,527)
Total stockholders’ equity	471,546	277,679
Total liabilities and stockholders’ equity	$541,223	$368,511

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Cost of testing services reconciliation:
GAAP cost of testing services	$16,483	$7,928
Stock-based compensation expense	(395)	(247)
Acquisition related-amortization of purchased intangibles	(329)	(329)
Non-GAAP cost of testing services	$15,759	$7,352
Cost of product reconciliation:
GAAP cost of product	$3,647	$3,199
Stock-based compensation expense	(76)	(59)
Acquisition related-amortization of purchased intangibles	(465)	(377)
Non-GAAP cost of product	$3,106	$2,763
Cost of digital and other reconciliation:
GAAP cost of digital and other	$1,449	$1,265
Stock-based compensation expense	(108)	(59)
Acquisition related-amortization of purchased intangibles	(108)	(86)
Non-GAAP cost of digital and other	$1,233	$1,120
Research and development expenses reconciliation:
GAAP research and development expenses	$16,004	$10,013
Stock-based compensation expense	(1,358)	(810)
Non-GAAP research and development expenses	$14,646	$9,203
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$15,452	$11,723
Stock-based compensation expense	(1,659)	(971)
Acquisition related-amortization of purchased intangibles	(381)	(357)
Impairment	—	—
Non-GAAP sales and marketing expenses	$13,412	$10,395
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$15,223	$10,003
Stock-based compensation expense	(2,951)	(2,113)
Change in estimated fair value of contingent consideration	44	(190)
Acquisition related fees and expenses	(171)	—
Non-GAAP general and administrative expenses	$12,145	$7,700
Total other income (expense) reconciliation:
GAAP other expense, net	$(92)	$(372)
Change in estimated fair value of common stock warrant liability	(27)	405
Accretion of liability	80	104
Non-GAAP other (expense) income, net	$(39)	$137
Income tax benefit reconciliation:
GAAP income tax benefit	$263	$300
Tax effect related to amortization of purchased intangibles	(134)	(120)
Non-GAAP income tax benefit	$129	$180

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020

Net loss	$(687)	$(5,823)
Stock-based compensation expense	6,547	4,259
Acquisition related-amortization of purchased intangibles	1,283	1,149
Acquisition related fees and expenses	171	—
Change in estimated fair value of contingent consideration	(44)	190
Change in estimated fair value of common stock warrant liability	(27)	405
Accretion of liability	80	104
Tax effect related to amortization of purchased intangibles	(134)	(120)
Non-GAAP net income	$7,189	$164

GAAP basic and diluted net loss per share	$(0.01)	$(0.14)

Non-GAAP basic net income per share	$0.14	$0.00
Non-GAAP diluted net income per share	$0.14	$0.00

Shares used in computing non-GAAP basic net income per share	51,181,160	42,823,427
Shares used in computing non-GAAP diluted net income per share	52,528,894	43,606,998

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020

Non-GAAP net income	$7,189	$164
Interest income	(126)	(96)
Income tax benefit	(129)	(180)
Depreciation expense	587	367
Other expense (income), net	165	(41)
Adjusted EBITDA	$7,686	$214